SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                          LYNCH INTERACTIVE CORPORATION
             (Exact name of registrant as specified in its charter)

      Delaware                                            06-1458056
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                            401 Theodore Fremd Avenue
                                  Rye, NY 10580
                                 (914) 921-8821
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

      401(K) SAVINGS PLAN OF LYNCH CORPORATION AND PARTICIPATING EMPLOYERS
                  UPPER PENINSULA TELEPHONE COMPANY 401(K) PLAN
                            (Full title of the plans)

                              Mr. Robert A. Hurwich
                          General Counsel and Secretary
                          LYNCH INTERACTIVE CORPORATION
                            401 Theodore Fremd Avenue
                                  Rye, NY 10580
                                 (914) 921-8821
           (Name, address, and telephone number of agent for service)

Approximate date of commencement of proposed sale to public. As soon as practicable after the Registration Statement has become effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plan, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

--------------------------- ------------------- ------------------------ ----------------------- -------------------
Title of Securities To Be                              Proposed             Proposed Maximum         Amount of
Registered                                         Maximum Offering        Aggregate Offering       Registration
                               Amount To Be       Price Per Share(2)             Price                  Fee
                              Registered(1)
--------------------------- ------------------- ------------------------ ----------------------- -------------------
Common Stock
$.0001 par value            50,000 shares               $35.50                 $1,775,000             $493.45
--------------------------- ------------------- ------------------------ ----------------------- -------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) The price stated is estimated, based on the average of the high and low prices of common stock on the American Stock Exchange on January 19, 2001, solely for the purpose of calculating the registration fee, pursuant to Rule 457 under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registrant's Common Stock may be purchased by employees of (i) Registrant pursuant to the 401(k) Savings Plan of Lynch Corporation and Participating Employers and (ii) Upper Peninsula Telephone Company pursuant to the Upper Peninsula Telephone Company 401(k) Plan.

Item 3. Incorporation of Documents by Reference

         The  following  documents  are  incorporated  by  reference  into  this
Prospectus:

(a) The registration statement of Lynch Interactive Corporation (the "Company") on Form 10;

(b) The Company's annual report on Form 10-K for the year ended December 31, 1999;

(c) The Company's quarterly reports on Form 10-Q for the periods ended March 31, 2000, June 30, 2000, and September 30, 2000, respectively;

(d) The description of the Company's Common Stock contained in the Company's Registration statement filed on Form 10 (No. 1-15097) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")

(e)  The Company's reports on Form 8-K dated January 16 and January 19, 2001.

         All annual reports on Form 10-K and Form 11-K, quarterly reports on Form 10-Q, current reports on Form 8-K, definitive information or proxy statements and other reports filed with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all the securities offered by this Prospectus have been sold or which deregisters all the securities remaining unsold shall be deemed to be incorporated by reference into this Prospectus to be part hereof from the date of filing of such documents. These documents are or will be available for inspection and copying at the locations identified above. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the Registration Statement or the Prospectus to the extent that a statement contained in the Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement.

         The Company's annual report on Form 10-K contains balance sheets of the Company and its subsidiaries as of December 31, 1999 and 1998, and the related statements of operations, shareholder's equity and cash flows for the years ended December 31, 1999, 1998 and 1997. Said financial statements have been incorporated by reference in this Prospectus.

         The Company undertakes to provide without charge to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all information that has been incorporated by reference in the registration statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the registration statement incorporates). Such request should be directed to the Secretary of the Company, Robert A. Hurwich, 401 Theodore Fremd Avenue, Rye, NY 10580, telephone number (914) 921-8821.

         The Company's principal executive office is located at 401 Theodore Fremd Avenue, Rye, NY 10580. Its telephone number is (914) 921-8821.

Item 4. Description of Securities

         The description of the shares of Common Stock contained in the Company's Registration Statement on Form 10 (Registration No. 1-15097) is hereby incorporated by reference.

Item 5. Interests of Named Experts and Counsel

Not Applicable

Item 6. Indemnification of Directors and Officers

         Under section 145 of the Delaware General Corporation Law, a corporation may indemnify its directors, officers, employees and agents against judgments, fines, amounts paid in settlement, and reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding, other than an action by or in the right of the corporation, to which such director, officer, employee or agent or his legal representative may be a party, provided such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) in the case of a civil proceeding, that his conduct was in or not opposed to the best interests of the corporation, and (b) in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. In connection with an action by or in the right of the corporation against a director, officer, employee or agent, the corporation has the power to indemnify such director, officer, employee or agent for reasonable expenses incurred in connection with such suit (a) if such person acted in good faith and in a manner he reasonably believed was not opposed to the best interest of the corporation and (b) if found liable to the corporation, only if ordered by a court of law. Section 145 also provides that such section is not exclusive of any other indemnification rights granted by the corporation to directors, officers, employees or agents. The Company's By-laws provide that the Company shall, to the fullest extent permitted by law, indemnify all persons who it may indemnify pursuant thereto.

         In addition, the Company's Restated Certificate of Incorporation contains a provision eliminating the liability of a director to the Company or its stockholders for breach of fiduciary duty as a director, other than liability (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, and (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify any person, the heirs, executors or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action suit or proceeding (brought by or in the right of the Company or otherwise), whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding. In addition, the Company may, in the discretion of the Board of Directors, pay expenses incurred in defending any action, suit or proceeding in advance of the final disposition of such action, suit, or proceeding. The Company may also purchase or maintain insurance on behalf of any person described in the foregoing section of the Bylaws against any liability asserted against him, whether or not the Company would have the power to indemnify him against such liability by law. Furthermore, the Bylaws provide that the indemnification provided for therein shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise.

         The Company maintains directors and officers liability insurance policies, insuring, with certain exceptions and conditions, the Company's directors and officers in their capacity as such against liability with respect to certain specified proceedings. In addition to covering directors and officers of the Company, the policies also insure the Company against certain amounts paid by it to indemnify directors and officers.

Item 7. Exemption from Registration Claimed

         Not applicable.

Item 8. Exhibits

EXHIBIT
NUMBER          DESCRIPTION

4.1  Restated Certificate of Incorporation (Incorporated by reference to Exhibit
     3.1  to  the   Company's   Form  10A-1)

4.2  Bylaws  of  the   Corporation
     (Incorporated by reference to Exhibit 3.2 to the Company's Form 10A-1) 5.2 Registrant will submit the plans and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plans, unless it files an opinion of counsel with respect thereto

23.1 Consent of Ernst & Young LLP

24 Powers of attorney to sign amendments to this Registration Statement (above signatures)

Item 9. Undertakings

A.  To Update Annually

         LYNCH INTERACTIVE CORPORATION, the undersigned registrant (the "Registrant"), hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.  Indemnification

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

I.       To File Post-Effective Amendments As May Be Required

         The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i)  To include any  prospectus  required  by Section  10(a)(3) of the 1933
          Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration fee" table in the effective registration statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the 1933 Act, Lynch Interactive Corporation, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of rye, State of New York, on the 23rd day of January, 2001.

                                           LYNCH INTERACTIVE CORPORATION



                                           By: /s/ Robert E. Dolan
                                                   Robert E. Dolan
                                                   Chief Financial Officer

         Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Robert E. Dolan and Mary J. Carroll, or either of them, as his or her attorney-in-fact to sign and file on his or her behalf individually and in each capacity stated below any and all amendments and post-effective amendments to this Registration Statement.

               Signature                                     Title                                  Date

/s/ Mario J. Gabelli                     Director, Chairman of the Board, Chief          January 23, 2001
--------------------
                                         Executive Officer
/s/ Robert E. Dolan                      Chief Financial Officer (Principal Financial    January 23, 2001
-------------------
                                         Officer and Principal Accounting Officer)
/s/ Paul J. Evanson                      Director                                        January 23, 2001
-------------------
/s/ John C. Ferrara                      Director                                        January 23, 2001
-------------------
  * Daniel R. Lee                        Director
-----------------
/s/ David C. Mitchell                    Director                                        January 23, 2001
---------------------
/s/ Salvatore Muoio                      Director                                        January 23, 2001
-------------------
/s/ Ralph R. Papitto                     Director                                        January 23, 2001
--------------------
/s/ Vincent S. Tese                      Director                                        January 23, 2001
-------------------


* Did not sign.
The Plans. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on January 23, 2001.

(Plan) 401(k) Savings Plan of Lynch Corporation and Participating Employers.

By: /s/ Mary J. Carroll
    Mary J. Carroll
    Plan Committee Member/Authorized Representative


Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carney, State of Michigan, on January 23, 2001.

(Plan) Upper Peninsula Telephone Company 401(k) Plan

By: /s/ Calvin E. Matthews
    Name: Calvin E. Matthews
    Title: Plan Committee Member/Authorized Representative

Exhibit Number            Description

     4.1  Restated  Certificate of  Incorporation  (Incorporated by reference to
          Exhibit 3.1 to the Company's Form 10A-1

     4.2 Bylaws of the Corporation (Incorporated by reference to Exhibit 3.2 to the Company's Form 10A-1)

     23.1 Consent of Ernst & Young LLP

     24 Powers of attorney to sign amendments to this Registration Statement (above signatures)